CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-103572 of ShowBiz Pizza Time, Inc. on Form S-8 of our report dated March 8, 2004 (March 18, 2005 as to effects of the Restatement discussed in Note 2), which report contains an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of CEC Entertainment, Inc. for the year ended December 28, 2003.



/s/ Deloitte & Touche, LLP

Dallas, Texas
March 18, 2005